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            SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549


                            ------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 15, 1997


                            CITYSCAPE FINANCIAL CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                           0-27314              11-2994671
STATE OR OTHER JURISDICTION              COMMISSION            (IRS EMPLOYER
    OF INCORPORATION                     FILE NUMBER         IDENTIFICATION NO.)
565 TAXTER ROAD, ELMSFORD, NEW YORK       10523-5200

(ADDRESS OF PRINCIPAL EXECUTIVE
        OFFICES)                           ZIP CODE


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (914) 592-6677


              ----------------------------------------------------
                         FORMER NAME OR FORMER ADDRESS,
                          IF CHANGED SINCE LAST REPORT
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Item 5.  Other Events.

   ISSUANCE OF 6% CONVERTIBLE PREFERRED STOCK, SERIES B AND RELATED WARRANTS

   On September 15, 1997, the Company completed the private placement of 5,000 shares of 6% Convertible Preferred Stock, Series B (the "Series B Preferred Stock"), with a liquidation preference (the "Liquidation Preference") of $10,000 per share, and related Warrants, pursuant to which the Company received aggregate net proceeds (after transaction fees and expenses) of approximately $49 million. The net proceeds from the sale of the Series B Preferred Stock will be used for working capital purposes.

   Dividends on the Series B Preferred Stock are cumulative at the rate of 6% of the Liquidation Preference per annum payable quarterly. Dividends are payable, at the option of the Company, (i) in cash, (ii) in shares of Common Stock valued at the closing price on the day immediately preceding the dividend payment date or (iii) by increasing the Liquidation Preference in an amount equal to and in lieu of the cash dividend payment.

   The Series B Preferred Stock is redeemable at the option of the Company at a redemption price equal to 110% of the Liquidation Preference at any time prior to December 14, 1997. In addition, the Series B Preferred Stock is redeemable at the option of the Company at a redemption price equal to 120% of the Liquidation Preference within 30 days of the occurrence of any of the following events: (i) the Common Stock ceases to be listed on Nasdaq (or a national securities exchange); (ii) the Company is unable for any reason to issue Common Stock upon receipt of a notice of conversion (such redemption only to the effected holders); (iii) the Company fails to make certain cash payments when due as described below (such redemption only to the effected holders); (iv) trading in the Common Stock is suspended by Nasdaq (or a national securities exchange) for more than seven consecutive trading days; and (v) the registration statement the Company is required to file with respect to the resale of the Common Stock issuable upon conversion of the Series B Preferred or exercise of the Warrants (the "Preferred Registration Statement") has not been declared effective on or before March 14, 1998. In addition, the Series B Preferred Stock is redeemable at the option of the Company at a redemption price equal to 115% of the Liquidation Preference upon notice of, or the announcement of Company's intent to engage in a Change in Control (as defined below) or, if such notice or announcement occurs on or after March 14, 1998, 125% of the Liquidation Preference thereof.

   The Series B Preferred Stock is convertible into shares of Common Stock subject to the following restrictions: each holder is entitled to convert up to 33% of its Series B Preferred Stock after 180 days following the date of issuance; up to 67% (on a cumulative basis) after 210 days; and up to 100% after 240 days; provided, that if the aggregate liquidation preference of the Company's 6% Convertible Preferred Stock, Series A (the "Series A Preferred Stock") falls below $10.0 million, then after the occurrence of such event each holder will be entitled to convert up to 20% of its Series B Preferred Stock immediately following such date; up to 53% (on a cumulative basis) after 180 days following the date of issuance of the Series B Preferred Stock; up to 87% after 210 days; and up to 100% after 240 days. The conversion price for such conversions is equal to the lowest daily sales price of the Common Stock during the four consecutive trading days immediately preceding conversion (the "Conversion Period"), discounted by 4% for conversions occurring 181 days after the date of issuance of the Series B Preferred Stock. In addition to the foregoing conversion provisions, each holder of Series B Preferred Stock is entitled to convert on the early conversion terms described below an additional 10% of its Series B Preferred Stock on the date of issuance and up to 30%(on a cumulative basis) after 90 days. The early conversion terms are the same as those for a normal conversion except that the conversion price is equal to 104% of the lowest trading price of the Common Stock during the Conversion Period and the Liquidation Preference of the shares so converted will not include accrued but unpaid dividends.

   In connection with the issuance of the Series B Preferred Stock, the Company waived certain existing restrictions on conversion of the Series A Preferred Stock. For the Series A Preferred Stock conversion restriction period ending on October 6, 1997, the Company has waived the conversion restriction to increase the percentage (from 50% to 75% on a cumulative basis) of Series A Preferred Stock owned by each holder that may be converted. Thereafter, the Series A Preferred Stock will not be subject to conversion restrictions.

   Upon the occurrence of any of the events that give rise to the Company's optional redemption right described in clauses (i) through (v) of the third paragraph above, the conversion restrictions will be lifted, the Conversion Period will
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be increased to 15 consecutive trading days and the conversion discount will be increased to 10%. In addition, during the continuance of such events or the failure (beyond certain specified periods) of the Preferred Registration Statement to remain effective and available for use, the dividend rate will be increased to 15% and the Company will be obligated to make certain cash payments to the holders of the Series B Preferred Stock, provided that if the Company is prohibited from making such payments, such amounts will be added to the Liquidation Preference. Any shares of Series B Preferred Stock outstanding on the fifth anniversary of the original issuance date (subject to certain extensions as provided in the Certificate of Designations) will be automatically converted into Common Stock at the conversion price in effect on the date thereof.

   In the event of a Change of Control (as defined below), the conversion restrictions will be lifted and, in the case of a Change of Control described in clause (i) or (ii) below, the holders of the Series B Preferred Stock may elect, within a specified period, to have the Company redeem such stock at a redemption price equal to 110% of the Liquidation Preference. For purposes of the Series B Preferred Stock, a Change of Control is defined as (i) the sale, conveyance or disposition of all or substantially all of the assets of the Company, (ii) the consolidation or merger of the Company, in which the stockholders of the Company immediately preceding the merger or consolidation fail to continue to own more than 50% of the voting power of the capital stock of the surviving entity and
(iii) the acquisition of more than 50% of the voting power of the Company's capital stock by any entity or "group," subject to certain exceptions.

   The Warrants are exercisable at any time within five years of issuance for an aggregate of 500,000 shares of Common Stock at an exercise price per share equal to the lesser of (i) $14.71, which is equal to 130% of the closing sale price of the Common Stock on the trading day immediately prior to the date of original issuance of the Warrants, or (ii) 130% of the average closing sales prices over the 20 trading day period ending on the trading day immediately prior to the first anniversary of the original issuance of the Warrants.

   The Company has provided registration rights in connection with the resale of the Common Stock issued upon conversion of the Series B Preferred Stock or the exercise of the Warrants and has agreed to file the Preferred Registration Statement.

   A copy of the underlying Securities Purchase Agreement by and between the Company and the purchasers named therein, the Certificate of Designation of the Series B Preferred Stock, the Registration Rights Agreement and the Form of Warrant have been filed with this Form 8-K as exhibits.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


       (c) EXHIBITS

4.1   Certificate of Designation of 6% Convertible Preferred Stock, Series B.

4.2 Securities Purchase Agreement dated September 15, 1997 by and among the Company and the purchasers named therein.

4.3 Registration Rights Agreement dated September 15, 1997 by and among the Company and the purchasers named therein.

4.4   Form of Common Stock Purchase Warrant.
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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.





                                           CITYSCAPE FINANCIAL CORP.

                                           (Registrant)

                                           By: /s/ Robert C. Patent
                                               -----------------------------
                                               Name: Robert C. Patent
                                               Title:   Executive Vice President

Dated: September 15, 1997
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                                INDEX TO EXHIBITS

EXHIBITS                        DESCRIPTION                                       PAGE
--------                        -----------                                       ----
4.1   Certificate of Designation of 6% Convertible Preferred Stock, Series B.

4.2   Securities Purchase Agreement dated September 15, 1997 by and among the
      Company and the purchasers named therein.

4.3   Registration Rights Agreement dated September 15, 1997 by and among the
      Company and the purchasers named therein.

4.4   Form of Common Stock Purchase Warrant.